AMG PANTHEON FUND, LLC,

AMG PANTHEON MASTER FUND, LLC,

AMG PANTHEON SUBSIDIARY FUND, LLC, AND AMG PANTHEON LEAD FUND, LLC

Rule 17j-1

Code of Ethics

AMG Pantheon Fund, LLC, AMG Pantheon Master Fund, LLC, AMG Pantheon Subsidiary Fund, LLC, and AMG Pantheon Lead Fund, LLC (each, a “Fund” and collectively, the “Funds”) have adopted this Code of Ethics (the “Code”), pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), with respect to certain types of personal securities transactions and to establish reporting requirements and enforcement procedures with respect to such transactions.

I.	DEFINITIONS

1. “Access Person” shall have the same meaning as that set forth in Rule 17j-1 under the 1940 Act.

2. “Adviser” shall mean Pantheon Ventures (US) LP (“Pantheon”).

3. “Adviser’s Code of Ethics” shall mean the code of ethics of Pantheon.

4. “Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

5. “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally, it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

6. “Covered Security” shall have the same meaning as that set forth in Rule 17j-1 under the 1940 Act. Generally, it means a “security” as defined in Section 2(a)(36) of the 1940 Act except that it shall not include (i) direct obligations of the government of the United States, (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements and (iii) shares issued by registered open-end investment companies, other than Reportable Funds (defined below).

7. “Distributor” shall mean the “principal underwriter” for the Funds, as such term is defined in Section 2(a)(29) of the 1940 Act that is an “affiliated person” (as defined in the 1940 Act) of a Fund or the Adviser, or which has an officer, director or

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general partner who is also an officer, director or general partner of a Fund or the Adviser.

8. “Distributor’s Code of Ethics” shall mean the code of ethics of the Distributor.

9. “Initial Public Offering” shall have the same meaning as that set forth in Rule 17j-1 under the 1940 Act.

10. “Independent Director” shall be any director of the Funds who is not an Interested Person of the Funds.

11. “Interested Person” shall have the same meaning as that set forth in Section 2(a)(19) of the 1940 Act.

12. “Investment Personnel” shall have the same meaning as that set forth in Rule 17j-1 under the 1940 Act.

13. “Limited Offering” shall have the same meaning as that set forth in Rule 17j-1 under the 1940 Act.

14. “Purchase” or “Sale” of a security includes, without limitation, the writing of an option to purchase or sell a security.

15. “Reportable Fund” shall mean any fund for which Pantheon acts as investment adviser or for which an investment adviser that controls, is controlled by, or is under common control with Pantheon serves as the investment adviser or subadviser.

16. “Security Held or to be Acquired” shall have the same meaning as that set forth in Rule 17j-1 under the 1940 Act.

17. “Special Access Person” shall mean an Access Person who is neither an Independent Director nor an officer, director or employee of the Adviser or the Distributor.

II.	STATEMENT OF GENERAL PRINCIPLES

1. Persons Subject to the Code. This Code applies to all Access Persons of a Fund, provided, however, that any Access Person of a Fund who is subject to a code of ethics pursuant to Rule 17j-1 under the 1940 Act adopted by the Adviser or the Distributor shall not be subject to this Code except that any such Access Person’s violation of the code of ethics pursuant to Rule 17j-1 to which they are subject shall also constitute a violation of this Code.

2. Fiduciary Obligations. Every person subject to this Code should keep the following general fiduciary principles in mind in discharging their obligations under the Code. Each such person shall:

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(a)	at all times, place the interests of the Funds for which they are an Access Person before their personal interests;

(b)	conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility;

(c)	not take any inappropriate advantage of their position with or on behalf of any Fund; and

(d)	comply at all times with all applicable policies, procedures and laws with respect to the use of material, non-public information and insider trading.

3. Prohibited Practices. No person subject to this Code may, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by a Fund:

(a)	employ any device, scheme or artifice to defraud a Fund;

(b)

make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

(c)	engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

(d)	engage in any manipulative practice with respect to a Fund.

III.	CODE PROVISIONS APPLICABLE ONLY TO INDEPENDENT DIRECTORS

1.	Reports.

(a)

Each Independent Director of a Fund shall file with the Secretary of the Fund a written report containing the information described in Section III.1(b) of this Code with respect to each transaction in any Covered Security in which such Independent Director has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, if such Independent Director knew, or in the ordinary course of fulfilling their official duties as a director of the Fund, should have known that during the 15-day period immediately before or after the Independent Director’s transaction:

(i)	the Fund purchased or sold such Covered Security, or

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(ii)	the Fund or its Adviser considered purchasing or selling such Covered Security for the Fund;

provided, however, that such Independent Director shall not be required to make a report with respect to any transaction effected for any account over which they do not have any direct or indirect influence or control, such as automatic dividend reinvestment accounts, automatic employer-sponsored savings and stock programs, blind trust accounts, or other accounts managed by a third-party manager with discretionary investment authority, which the Independent Director cannot control or influence.

Each such report may contain a statement that the report shall not be construed as an admission by the Independent Director that he has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(b)	Such report shall be made not later than 30 days after the end of each calendar quarter and shall contain the following information:

(i)	the date of each transaction, the title of and the number of shares and the principal amount of each Covered Security involved, and the interest rate and maturity date, as applicable;

(ii)	the nature of each transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	the price of the Covered Security at which each transaction was effected;

(iv)	the name of the broker, dealer or bank with or through whom each transaction was effected; and

(v)	the date such report is submitted by the Independent Director.

2. Review. The Funds’ Chief Compliance Officer (the “Fund CCO”) shall review or supervise the review of the personal securities transactions reported pursuant to Section III.1. If the Fund CCO determines that a violation of this Code may have occurred, the Fund CCO shall submit the pertinent information regarding the transaction to counsel for the Fund. Such counsel shall evaluate whether a material violation of this Code has occurred. Before making any determination that a violation has occurred, such counsel shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Independent Director whose transaction is in question.

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3. Sanctions. If, after having reviewed pertinent information provided by the Fund CCO or otherwise, Fund counsel determines that a material violation of this Code has occurred, such counsel shall so advise the Fund CCO. The Fund CCO shall provide a written report of counsel’s determination to the applicable Fund’s Board of Directors (other than the Director whose actions are at issue) for such further action and sanctions as the Board of Directors deems appropriate.

IV.	CODE PROVISIONS APPLICABLE ONLY TO SPECIAL ACCESS PERSONS

1.	Reports.

(a)	Initial Report.

Each Special Access Person of a Fund shall file with the Fund CCO or any person or persons designated by the Fund CCO, not later than 10 days after the person becomes a Special Access Person, a written report containing the following information, current as of a date no more than 45 days before the date the person became a Special Access Person:

(i)

the title of and the number of shares and the principal amount of each Covered Security in which the Special Access Person had any direct or indirect beneficial ownership when the person became a Special Access Person;

(ii)

the name of any broker, dealer or bank with whom the Special Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Special Access Person as of the date that person became a Special Access Person; and

(iii)	the date such report is submitted by the Special Access Person.

(b)	Annual Report.

Annually, each Special Access Person of a Fund shall file with the Fund CCO a written report containing the following information, current as of a date no more than 45 days before the report is submitted:

(i)	the title of and the number of shares and the principal amount of each Covered Security in which the Special Access Person had any direct or indirect beneficial ownership;

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(ii)	the name of any broker, dealer or bank with whom the Special Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Special Access Person; and

(iii)	the date such report is submitted by the Special Access Person.

(c)	Quarterly Reports.

Each Special Access Person of a Fund shall file with the Fund CCO, no later than 30 days after the end of each calendar quarter, a written report containing the following information:

(i)	With respect to any transaction during the quarter in a Covered Security in which the Special Access Person had any direct or indirect beneficial ownership:

(A)	the date of each transaction, the title of and the number of shares and the principal amount of each Covered Security involved, and the interest rate and maturity date, as applicable;

(B)	the nature of each transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(C)	the price of the Covered Security at which each transaction was effected;

(D)	the name of the broker, dealer or bank with or through whom each transaction was effected; and

(E)	the date such report is submitted by the Special Access Person.

(ii)	With respect to any account established by the Special Access Person in which a Covered Security was held during the quarter for the direct or indirect benefit of the Special Access Person:

(A)	the name of the broker, dealer or bank with whom the Special Access Person established the account;

(B)	the date the account was established; and

(C)	the date such report is submitted by the Special Access Person.

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In lieu of such a report the Special Access Person may provide broker trade confirmations or monthly account statements, if such trade confirmations or account statements were received by the Fund within the time period, and contain the information required by Section IV.1(c) of this Code.

2.	Exceptions and Disclaimers.

(a)

A Special Access Person need not make a report under Section IV.1 with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control such as:

(i)	automatic dividend reinvestment accounts;

(ii)	automatic employer-sponsored savings and stock programs;

(iii)	blind trust accounts; or

(iv)	other accounts managed by a third-party manager with discretionary investment authority, which the Special Access Person cannot control or influence.

(b)

Any report under Section IV.1 will contain a representation by the Special Access Person that they have not exercised, directly or indirectly, any control or influence with respect to transactions in accounts subject to the reporting exception set forth in Section IV.2.

(c)

Any report under Section IV.1 may contain a statement that the report shall not be construed as an admission by the Special Access Person that he has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

3. Review. The Fund CCO shall review or supervise the review of the personal securities transactions reported to the Fund CCO pursuant to Section IV.1. If the Fund CCO determines that a violation of this Code may have occurred, the Fund CCO shall submit the pertinent information regarding the transaction to counsel for the Fund. Such counsel shall evaluate whether a material violation of this Code has occurred. Before making any determination that a violation has occurred, such counsel shall give the Special Access Person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Special Access Person whose transaction is in question.

4. Sanctions. If, after having reviewed pertinent information provided by the Fund CCO or otherwise, Fund counsel determines that a material violation of this Code has occurred, such counsel shall so advise the Fund CCO. The Fund CCO shall

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provide a written report of counsel’s determination to the applicable Fund’s Board of Directors (other than any Director whose actions are at issue) for such further action and sanctions as the Board of Directors deems appropriate.

V.	NOTICE TO ACCESS PERSONS

The Fund CCO shall notify each Access Person who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

VI.	REVIEW BY THE BOARD OF DIRECTORS

1. Approval of Codes of Ethics and material amendments or revisions thereto. The Board of Directors, including a majority of the Independent Directors, of the Funds must approve a material change to this Code, and the Board of Directors, including a majority of the Independent Directors, of the applicable Fund(s) must approve a material change to the Adviser’s Code of Ethics or the Distributor’s Code of Ethics, in each case, no later than six (6) months after adoption of such material change. In addition, no investment adviser or distributor may be appointed unless and until the code of ethics of that entity has been approved by the Board of Directors, including a majority of the Independent Directors, of the applicable Fund(s). Before approving a code of ethics or any material amendment to such code of ethics pursuant to this Section VI.1, the Board of Directors of the applicable Fund(s) must receive a certification from the entity that adopted the code of ethics or amendment that it has adopted procedures reasonably necessary to prevent its personnel who are Access Persons from violating its code of ethics.

2. Annual Written Reports. No less frequently than annually, the Fund CCO shall provide a written report to the Board of Directors of the Funds with respect to this Code, and shall request from the Adviser and the Distributor a written report regarding their respective Codes addressed to the applicable Board of Directors of the Fund(s). Each report shall:

(a)

describe any issues arising under the applicable code of ethics or procedures since the last report to the Board(s) of Directors, including, but not limited to, information about material violations of the applicable code of ethics and sanctions imposed in response to such material violation; and

(b)	certify that the reporting entity or entities have adopted procedures reasonably necessary to prevent their personnel who are Access Persons from violating their code of ethics.

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VII.	MISCELLANEOUS PROVISIONS

1. Initial Public Offerings and Limited Offerings. Investment Personnel of a Fund or its Adviser may not directly or indirectly acquire beneficial ownership in any securities in an Initial Public Offering. Investment Personnel may not acquire or sell securities in a Limited Offering without prior approval from the Adviser’s CCO.

2. Records. The Funds shall maintain this Code and all related records and reports in the manner and to the extent required by Rule 17j-1 under the 1940 Act. The Funds have adopted a Books and Records Retention Policy and Procedures that sets forth the manner in which such records will be kept.

3. Interpretation of Provisions. This Code shall be maintained and interpreted in accordance with Rule 17j-1 under the 1940 Act.

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